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                                               January 29, 2008


Burrow Mining Inc.
Cathy M.T. Ho, President
7892 Cumberland Street
Burnaby, British Columbia  V3N 3Y7
Canada

Ladies and Gentlemen:

      We have acted as counsel to Burrow Mining Inc., a Nevada corporation (the "Company") in connection with its filing of a registration statement on Form SB- 2 (the "Registration Statement") covering 3,900,000 shares of common stock $.001 par value (the "Common Stock") to be sold by selling security holders ("Selling Security Holders").

      In our capacity as counsel to the Company, we have examined the copies of the Company's Certificate of Incorporation and By-laws, as amended to date, and the registration statement and all exhibits thereto.

      With respect to factual matters, we have relied upon statements, representations and certificates of officers of the Company, and upon the representations made by the Company's representatives and upon representations made by the Selling Security Holders. We have also reviewed such other matters of law and examined and relied upon such other documents, records and certificates as we have deemed relevant hereto. In all such examinations we have assumed conformity with the original documents of all documents submitted to us as conformed or photostatic copies, the authenticity of all documents submitted to us as originals and the genuineness of all signatures on all documents submitted to us.

      On the basis of the  foregoing,  we are of the opinion that the shares of
Common  Stock covered  by  this  Registration   Statement   have  been  validly
authorized, legally issued, fully paid and non-assessable.

      This opinion opines upon Nevada law including all applicable provisions of the statutory provisions, and reported judicial decisions interpreting those laws.

      We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our Firm in the Prospectus included therein under the caption "Legal Matters". In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 (the "Act") or the rules and regulations of the Commission promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement or prospectus within the meaning of the term "expert" as defined in Section 11 of the Act or the rules and regulations promulgated thereunder.

      This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.


         Very truly yours,

     /s/ Gersten Savage, LLP
---------------------------------
         Gersten Savage, LLP